Exhibit 99.1

MIMEDX to Participate in Upcoming Investor Conferences

MARIETTA, Ga., November 13, 2023 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”) today announced that members of its senior management will participate in the following investor conferences:

Craig-Hallum Capital Group 14th Annual Alpha Select Conference

Thursday, November 16, 2023

Sheraton New York Times Square Hotel

811 7th Avenue, W 53rd St

New York, NY

Mizuho Medical Device & Healthcare Services Summit 2023

Wednesday, December 6, 2023

Sofitel New York

45 W 44th St

New York, NY

Stifel MedTech 2023 Annual West Coast Bus Tour

Thursday, December 14, 2023

Four Seasons Palo Alto

2050 University Ave

East Palo Alto, CA

Investors interested in meeting with senior management at these events may contact their respective Craig-Hallum, Mizuho, or Stifel representative.

About MIMEDX

MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact:

Matt Notarianni

Investor Relations

470-304-7291

mnotarianni@mimedx.com